Exhibit 4.4
Form of Certificate Representing Cullen/Frost Bankers, Inc. Common Stock

COMMON STOCK

PAR VALUE PER SHARE $0.01

COMMON STOCK

Certificate Number

ZQ00000000

Shares

000000***************
000000*************
****000000***************
*****000000**************
******000000*************

Cullen/Frost Bankers, Inc.

ORGANIZED UNDER THE LAWS OF THE STATE OF TEXAS

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 229899 10 9

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

is the owner of

***ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO***

THIS CERTIFICATE IS TRANSFERABLE IN CITIES DESIGNATED BY THE TRANSFER AGENT, AVAILABLE ONLINE AT www.computershare.com

FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

Cullen/Frost Bankers, Inc. transferable on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon the surrender of this certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Chairman

Secretary

CULLEN/FROST BANKERS, INC.
TEXAS

DATED DD-MMM-YYYY

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ______________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

1234567

THE CORPORATION’S ARTICLES OF INCORPORATION AUTHORIZE THE ISSUANCE OF MORE THAN ONE CLASS OF STOCK AND THE DIVISION OF THE PREFERRED STOCK INTO SERIES. THE RELATIVE RIGHTS, CHARACTERISTICS AND PREFERENCES OF EACH CLASS OF STOCK AND EACH SERIES OF PREFERRED STOCK ESTABLISHED BY THE CORPORATION’S BOARD OF DIRECTORS ARE SET FORTH IN THE ARTICLES OF LNCORPORATION OF THE CORPORATION ON FILE IN THE OFFICE OF THE SECRETARY OF STATE OF TEXAS. THE CORPORATION WILL FURNISH A COPY OF SUCH ARTICLES TO THE HOLDER HEREOF WITHOUT CHARGE ON THE WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.
IN ACCORDANCE WITH THE ARTICLES OF INCORPORATION. NO SHAREHOLDER OF THE CORPORATION SHALL BE ENTITLED AS A MATTER OF RIGHT, PRE-EMPTIVE OR OTHERWISE. TO SUBSCRIBE FOR OR PURCHASE ANY PART OF ANY SHARES WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE, OR SHARES THEREOF HELD IN THE TREASURY OF THE CORPORATION, OR SECURITIES CONVERTIBLE INTO SHARES, WHETHER ISSUED FOR CASH OR OTHER CONSIDERATION. OR BY WAY OF DIVIDEND OR OTHERWISE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	-	(Cust) Custodian for (Minor) under Uniform
TEN ENT	-	as tenants by the entireties			Uniform Gifts to Minors Act (State)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT	-	(Cust) Custodian (until age....) (Minor) under the Uniform Transfers to Minors Act (State)
Additional abbreviations may be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
For value received, ________________________ hereby sell,

assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, NCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____________________ Shares of the Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________ ____________________________________ Attorney to transfer the said shares on the books of Cullen/Frost Bankers, Inc. with full power of substitution in the premises.

Dated:	20	Signature(s) Guaranteed: Medallion Guarantee Stamp
Signature:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations) WITH MEMEBERSHIP IN AN APPROVED SIGNATURE GUARANTEED MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17aD-15.

Signature:
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

The IRS requires that the named transfer agent ("we") report the cost basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by the legislation, and you requested to sell or transfer the shares or units using a specific cost basis calculation method, then we have processed as you requested. If you did not specify a cost basis calculation method, then we have defaulted to the the first in, first out (FIFO) method. Please consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with the issuer or do not have any activity in your account for the time period specified by state law, your property may become subject to state unclaimed property laws and transferred to the appropriate state.